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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12


                           DUQUESNE LIGHT HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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[Duquesne Light Holdings Letterhead]

                                                                    May 4, 2004


                                   A REMINDER


Dear Shareholder:

         Proxy material dated March 30, 2004, was recently mailed to you relating to the Annual Meeting of Shareholders of Duquesne Light Holdings, Inc., scheduled for Thursday, May 27, 2004. According to our records, as of April 29, 2004, your proxy for this important meeting had not yet been received.

         We always appreciate the interest and voting participation of our shareholders in the affairs of the Company. Since many of our shares are held by individual shareholders, your vote "FOR" is extremely important, regardless of the number of shares you may own.

         With the meeting only a short time away, we request that you vote your shares today. We have enclosed a duplicate proxy for your use. Please follow one of the three options available in voting your proxy, which are detailed on the proxy card. We encourage you to use the phone or Internet since they provide the quickest way to process your vote, along with being more cost-efficient.

         A postage-paid reply envelope has been provided for your convenience if you want to vote by mail.

                                             Sincerely,

                                             /s/ Morgan K. O'Brien

                                             Morgan K. O'Brien
                                             President and
                                             Chief Executive Officer